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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 4, 2014
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 6, 2014, Facebook, Inc. (the "Company") completed its previously announced acquisition of WhatsApp Inc., a Delaware corporation ("WhatsApp"), pursuant to the terms of an Agreement and Plan of Merger and Reorganization (as amended, the "Merger Agreement") dated as of February 19, 2014, with Rhodium Acquisition Sub II, Inc., a Delaware corporation and wholly owned (in part directly and in part indirectly) subsidiary of the Company ("Acquirer"), Rhodium Merger Sub, Inc., a Delaware corporation, a direct wholly owned subsidiary of Acquirer ("Merger Sub"), WhatsApp, and Fortis Advisors LLC, as the stockholders' agent.

The acquisition was accomplished by the merger of Merger Sub with and into WhatsApp (the "First Merger"), and upon consummation of the First Merger, Merger Sub ceased to exist and WhatsApp became a wholly owned subsidiary of Acquirer. The surviving corporation of the First Merger then merged with and into Acquirer, which will continue to exist as a wholly owned (in part directly and in part indirectly) subsidiary of the Company. At the closing, all outstanding shares of WhatsApp capital stock and options to purchase WhatsApp capital stock were cancelled in exchange for an aggregate of 177,760,669 shares of the Company's Class A common stock and approximately $4.59 billion in cash to existing WhatsApp securityholders. A portion of the aggregate consideration is being held in escrow to secure the indemnification obligations of the WhatsApp securityholders. In addition, the Company awarded 45,941,775 restricted stock units ("RSUs") to WhatsApp employees. On the closing date, Jan Koum, WhatsApp's co-founder and CEO, became a member of the Company's Board of Directors (the "Board").

The Company has entered into a registration rights agreement (the "Registration Rights Agreement") with the stockholders of WhatsApp, the terms of which require the Company to file, following the release of the Company's earnings report for the third quarter of 2014, a Registration Statement on Form S-3 covering the resale of the shares of the Company's Class A common stock issued to the stockholders of WhatsApp and certain of their transferees. Except with respect to the indemnification rights provided thereunder, the Registration Rights Agreement shall terminate six months following the closing date or such earlier date when all stock registered in accordance with its terms has been sold. A copy of the Registration Rights Agreement will be filed as an exhibit to the Registration Statement on Form S-3 to be filed the Securities and Exchange Commission (the "SEC").

The Company issued the shares of Class A common stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2014.

Item 3.02. Unregistered Sales of Equity Securities.

See the disclosure under Item 2.01 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2014, Jan Koum, WhatsApp's co-founder and CEO, was appointed to serve as a member of the Board, effective upon the closing of the acquisition. As described under Item 2.01 of this Current Report on Form 8-K, Mr. Koum was appointed to the Board in connection with the acquisition of WhatsApp by the Company. Mr. Koum will not receive any additional compensation as a member of the Board and will not serve on any committees of the Board.

In connection with his continued employment as WhatsApp’s Chief Executive Officer, WhatsApp entered into an offer letter agreement with Mr. Koum (the "Offer Letter"). The Offer Letter has no specific term and constitutes at-will employment. The Offer Letter provides that Mr. Koum will receive an annual base salary of $1 and he will not be eligible for a bonus under the Company’s bonus plan. In addition, Mr. Koum will receive an inducement grant of 24,853,468 RSUs.

The inducement RSUs will vest and settle over a four-year quarterly vesting schedule, with approximately 20% of the RSUs vesting on November 15, 2015 and, following such date, with respect to the first eight quarterly vesting dates, 1/20th of the RSUs shall vest on each quarterly vesting date, and with respect to the last four quarterly vesting dates, approximately 1/10th of the RSUs shall vest on each quarterly vesting date, subject to Mr. Koum’s continued service through each vesting date. In the event Mr. Koum’s employment is terminated by the Company or WhatsApp without cause or by Mr. Koum for good reason, he will be entitled to accelerated vesting of 100% of the unvested RSUs. The RSUs are subject to the terms and conditions of a Non-Plan Restricted Stock Unit Award Agreement (the "RSU Agreement") and Offer Letter. A copy of the Offer Letter will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014, and a copy of the form of notice and RSU Agreement to be used for Mr. Koum’s inducement award was filed as an exhibit to a Registration Statement on Form S-8 (File No. 333-199172) filed to register the RSUs.

In addition to the compensation that Mr. Koum will receive in connection with his continued employment, the Company has entered into a standard form of indemnification agreement with Mr. Koum. The indemnification agreement, among other things, would require the Company to indemnify Mr. Koum for certain expenses, including attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as one of the Company's directors, or service to any of the Company's subsidiaries or any other company or enterprise to which he provides services at the Company's request. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-179287), as originally filed with the SEC on February 1, 2012, as subsequently amended.

In satisfaction of the disclosure required by Item 404(a) of Regulation S-K, see the disclosure under Item 2.01 of this Current Report on Form 8-K. In connection with the acquisition of WhatsApp, Mr. Koum or his affiliated entities were issued 76,357,462 shares of the Company's Class A common stock and received approximately $1.97 billion in cash, a portion of which consideration is being held in escrow to secure the indemnification obligations of the WhatsApp securityholders.
Item 9.01. Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b)
Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

Number	Description
2.1	Merger Agreement. (Filed as Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and incorporated herein by reference).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: October 6, 2014	By:	/s/ Colin S. Stretch

Name: Colin S. Stretch
Title: Vice President, General Counsel,
and Secretary

EXHIBIT INDEX

Number	Description
2.1	Merger Agreement. (Filed as Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and incorporated herein by reference).